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                                                                     EXHIBIT 1.1

                          EL PASO ENERGY PARTNERS, L.P.

                   EL PASO ENERGY PARTNERS FINANCE CORPORATION

                                   as Issuers

                                       and

                      THE SUBSIDIARIES LISTED ON SCHEDULE A

                            as Subsidiary Guarantors

                                  $300,000,000

               8 1/2% Series A Senior Subordinated Notes due 2010

                               Purchase Agreement

                                 March 19, 2003

                           J.P. MORGAN SECURITIES INC.

                              GOLDMAN, SACHS & CO.

                                 UBS WARBURG LLC

                            WACHOVIA SECURITIES, INC.

                              as Initial Purchasers

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                                  $300,000,000

               8 1/2% Series A Senior Subordinated Notes due 2010

                                       of

                          EL PASO ENERGY PARTNERS, L.P.
                                       and
                   EL PASO ENERGY PARTNERS FINANCE CORPORATION

                               Purchase Agreement

                                                                  March 19, 2003

J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
UBS WARBURG LLC
WACHOVIA SECURITIES, INC.

c/o J.P. Morgan Securities Inc.
270 Park Avenue, 5th Floor
New York, New York 10017

Ladies and Gentlemen:

         El Paso Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and El Paso Energy Partners Finance Corporation, a Delaware corporation ("El Paso Finance" and together with the Partnership, the "Issuers"), propose to issue and sell to J.P. Morgan Securities Inc., Goldman, Sachs & Co., UBS Warburg LLC and Wachovia Securities, Inc. (each an "Initial Purchaser" and, collectively, the "Initial Purchasers") an aggregate of $300,000,000 in principal amount of its 8 1/2% Series A Senior Subordinated Notes due 2010 (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture, to be dated as of March 24, 2003 (the "Indenture"), among the Issuers, the Guarantors (as defined below) and JPMorgan Chase Bank, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." The Series A Notes will be guaranteed pursuant to guarantees (the "Series A Guarantees") by each of the entities listed on Schedule A hereto (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"). The Series A Guarantees and the Series B Guarantees (as defined below) are collectively referred to herein as the "Guarantees".

1. Offering Memorandum. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuers and the Subsidiary Guarantors have prepared an offering memorandum, dated March 19, 2003 (the

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         "Offering Memorandum"), relating to the Series A Notes and the
         Guarantees. Any reference herein to the Offering Memorandum shall be deemed to include the documents and other information incorporated by reference therein.

         Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

                  "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS OF THIS NOTE THAT: (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO EL PASO ENERGY PARTNERS, L.P., EL PASO ENERGY PARTNERS FINANCE CORPORATION, OR ANY SUBSIDIARY OF EL PASO ENERGY PARTNERS, L.P., (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) TO AN INSTITUTIONAL
                  "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),
                  (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE

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                  UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT
                  HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Issuers agree to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers, the principal amounts of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule B hereto at a purchase price equal to 98% of the principal amount thereof (the "Purchase Price").

3. Terms of Offering. The Initial Purchasers have advised the Issuers that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and
         (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof.

         Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers and the Subsidiary Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Issuers' 8 1/2% Series B Senior Subordinated Notes due 2010 (the "Series B Notes"), and the guarantees thereof by each of the Subsidiary Guarantors (the "Series B Guarantees") to be offered in exchange for the Series A Notes and the Series A Guarantees thereof (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

4.       Delivery and Payment.

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         (a)Delivery of, and payment of the Purchase Price for, the Series A
         Notes shall be made at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Pennzoil Place South Tower, 711 Louisiana Street, Houston, TX 77002, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on March 24, 2003 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Issuers in writing. The time and date of such delivery and the payment for the Series A Notes are herein called the "Closing Date."

         (b) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "Global Note"), shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Issuers against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Partnership. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

5. Agreements of the Issuers and the Subsidiary Guarantors. Each of the Partnership, El Paso Finance and the Subsidiary Guarantors hereby agrees with the Initial Purchasers as follows:

         (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Offering Memorandum untrue or that requires any additions to or changes in the Offering Memorandum in order to make the statements therein not misleading. The Issuers and the Subsidiary Guarantors shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Issuers and the Subsidiary Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Issuers as many copies of the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in
         Section 5(c). Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Issuers

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         consent to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales;

         (c) At any time prior to the completion of the initial offering of the Series A Notes and in connection with market-making activities of the Initial Purchasers for so long as any Series A Notes are outstanding,
         (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised, provided, that this clause (i) shall not apply to any filing by the Partnership of an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Series A Notes and the offering or exchange thereof, and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities;

         (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare, subject to
         Section 5(c), an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request;

         (e) Prior to the sale of all Series A Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Issuers nor any Subsidiary Guarantor shall be required in connection therewith to qualify as a foreign partnership, limited liability company, trust or corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject;

         (f) For so long as the Series A Notes are outstanding, to furnish or make available to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed

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         by the Partnership with the Commission on Forms 10-K, 10-Q and 8-K, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of Series A Notes, in each case pursuant to the Indenture;

         (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Issuers and the Subsidiary Guarantors under this Agreement, including:

                  (i) the fees, disbursements and expenses of counsel to the Issuers and the Subsidiary Guarantors and accountants of the Issuers and the Subsidiary Guarantors in connection with the sale and delivery of the Series A Notes to the Initial
                  Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivery of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein,

                  (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon,

                  (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes,

                  (iv) all expenses in connection with the registration or qualification of the Series A Notes and the Series A Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto),

                  (v) the cost of printing certificates representing the Series A Notes and the Series A Guarantees,

                  (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"),

                  (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Guarantees,

                  (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC),

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                  (ix)     any fees charged by rating agencies for the rating of
                  the Notes,

                  (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and

                  (xi) all other costs and expenses incident to the performance of the obligations of the Issuers and the Subsidiary Guarantors hereunder for which provision is not otherwise made in this Section;

         (h) To use its best efforts to effect the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding;

         (i) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Issuers and the Subsidiary Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer;

         (j) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of each of the Issuers or any Subsidiary Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Issuers or any Subsidiary Guarantor substantially similar to the Notes and the Guarantees (other than (i) the Notes and the Guarantees, (ii) commercial paper issued in the ordinary course of business and (iii) the incurrence of debt in connection with the Credit Facility, the EPN Holding Term Loan and the San Juan Acquisition Loan) without the prior written consent of J.P. Morgan Securities Inc. As used herein, the term "Credit Facility" means the Sixth Amended and Restated Credit Agreement among the Partnership, El Paso Finance, the several lenders from time to time parties thereto, Credit Lyonnais New York Branch and Wachovia Bank, National Association, as Co-Syndication Agents, Fleet National Bank and Fortis Capital Corp., as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent, dated as of March 23, 1995, as amended and restated through October 10, 2002, and the collateral documents related thereto. As used herein, the term "EPN Holding Term Loan" means the Amended and Restated Credit Agreement among EPN Holding Company, L.P., the Lenders party thereto, Banc One Capital Markets, Inc. and Wachovia Bank, National Association, as Co-Syndication Agents, Fleet National Bank and Fortis Capital Corp., as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent, dated as of April 8, 2002, as amended and restated through October 10, 2002, and the related collateral documents. As used herein, the term "San Juan Acquisition Loan" means the Senior Secured Acquisition Term Loan Credit Agreement among the Partnership, El Paso Finance, the Lenders from time to time parties thereto, Goldman Sachs Credit Partners L.P., as Documentation Agent, UBS Warburg LLC and Wachovia Bank, National Association, as Co-Syndication Agents and JP Morgan Chase Bank, as Administrative Agent, dated as of November 27, 2002.

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         (k) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act;

         (l) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Guarantees;

         (m) To comply with all of its agreements set forth in the Registration Rights Agreement;

         (n) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Series A Guarantees; and

         (o) Promptly following the Closing Date, apply the proceeds from the issuance and sale of the Series A Notes as described in the Offering Memorandum under "Use of Proceeds."

6. Representations, Warranties and Agreements of the Partnership, El Paso Finance and the Subsidiary Guarantors. As of the date hereof, each of the Partnership, El Paso Finance and the Subsidiary Guarantors represents and warrants to, and agrees with, the Initial Purchasers as to the following:

         (a) the Offering Memorandum does not, and any supplement or amendment to it will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Issuers in writing by the Initial Purchasers expressly for use therein. The parties hereto acknowledge and agree that for purposes of this Agreement, including this Section 6(a) and Section 8(b) hereof, the only information furnished to the Issuers in writing by the Initial Purchasers expressly for use in the Offering Memorandum (or any amendment or supplement to it) is the information set forth in the [third paragraph, the fifth and sixth sentences in the ninth paragraph, and the eleventh paragraph] under the caption "Plan of Distribution" in the Offering Memorandum. Furthermore, the parties hereto acknowledge that for purposes of this Agreement, including this Section 6(a) and Section 8(b) hereof, the Initial Purchasers shall not be deemed to have provided any information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the Initial Purchasers. No stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

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         (b) Each of the Partnership and its Restricted Subsidiaries (as defined in the Offering Memorandum) and El Paso Finance, as applicable, has been duly formed or incorporated, is validly existing as a partnership, corporation, business trust or limited liability company in good standing under the laws of their respective jurisdictions of formation or incorporation and has the partnership, corporate, trust or limited liability company power and authority to carry on their respective businesses as described in the Offering Memorandum and to own, lease and operate their respective properties, and each (other than the general partnerships) is duly qualified and is in good standing as a foreign limited partnership, corporation, business trust or limited liability company authorized to do business in each jurisdiction in which the nature of each of their businesses or their ownership or leasing of property requires such qualification, except where the failure to be so qualified could reasonably be expected not to have a material adverse effect on the business, financial condition or results of operations of the Partnership, its subsidiaries and El Paso Finance, taken as a whole (a "Material Adverse Effect").

         (c) El Paso Energy Partners Company, a Delaware corporation, (the "General Partner") has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its businesses; to own, lease and operate its properties; and to act as the general partner of the Partnership in all material respects as described in the Offering Memorandum. The General Partner is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its businesses or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could reasonably be expected not to (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

         (d) All of the issued and outstanding shares of capital stock of the General Partner have been duly and validly authorized and issued and are fully paid and nonassessable, and are owned by DeepTech International Inc. ("DeepTech") free and clear of any lien, adverse claim, security interest equity or other encumbrance (each, a "Lien"), except for any Permitted Encumbrances. DeepTech is a wholly-owned subsidiary of El Paso Corporation. As used herein "Permitted Encumbrances" means any lien or adverse claim established by or under
         (i) the Credit Facility, (ii) the credit agreement to which Poseidon Oil Pipeline Company, L.L.C., a Delaware limited liability company in which a Subsidiary of the Partnership owns a 36% membership interest, is party, and the collateral documents related thereto, (iii) the credit agreement to which Deepwater Gateway, L.L.C., a Delaware limited liability company in which a Subsidiary of the Partnership owns a 50% membership interest, is party, and the collateral documents related thereto, (iv) the financing arrangements to which Sabine I or Sabine II (each as defined below) or El Paso Corporation or any other subsidiaries of El Paso Corporation are or will be parties, and the collateral documents related thereto, (v) the EPN Holding Term Loan,
         (vi) the Acquisition Term Loan, (vii) the indenture into which the Partnership entered on May 27, 1999, as amended and supplemented,
         (viii) the indenture into which the Partnership entered on May 17, 2001, as amended and supplemented, (ix) the indenture into which the Partnership entered on November 27, 2002, as amended and supplemented, and (x) the Indenture, as amended and supplemented.

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         (e) All outstanding shares of capital stock or partnership interests of
         El Paso Finance or the Partnership, as applicable, have been duly authorized and validly issued and are fully paid, non-assessable (except, in the case of the partnership interests of the Partnership, to the extent set forth in Section 17-303 of the Delaware Revised Uniform Limited Partnership Act (the "DRULPA")) and not subject to any preemptive or similar rights except as otherwise set forth in the Partnership Agreement and disclosed in the Offering Memorandum.

         (f) The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Partnership. All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests or other equity interests of each of the Partnership's subsidiaries have been duly authorized and validly issued and are fully paid and (except (i) as required to the contrary by the Delaware Limited Liability Company Act and DRULPA and
         (ii) with respect to any general partner interests) non-assessable, and except as otherwise set forth in the Offering Memorandum (exclusive of any supplement or amendment) or on Schedule C are owned by the Partnership, directly or indirectly through one or more wholly-owned subsidiaries or the General Partner, free and clear of any Lien, other than Permitted Encumbrances.

         (g) The General Partner is the sole general partner of the Partnership with a 1.0% general partner interest in the Partnership, and such general partner interest is duly authorized and validly issued to the General Partner in accordance with the Second Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P. dated as of February 19, 1993 as amended and restated effective as of August 31, 2000 (as amended, the "Partnership Agreement"). The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The General Partner owns such general partner interest free and clear of any Lien, other than Permitted Encumbrances.

         (h) The General Partner, El Paso Field Services Holding Company ("EPFS Holding"), Sabine River Investors I, L.L.C. ("Sabine I") and Sabine River Investors II, L.L.C. ("Sabine II") own limited partner interests in the Partnership represented by 11,674,245 common units ("Common Units"); all of such Common Units and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except (i) as required to the contrary by DRULPA and (ii) as such nonassessablility may be affected by matters described in the Offering Memorandum); and the General Partner and its affiliates own such limited partner interests free and clear of any Lien, other than Permitted Encumbrances.

         (i) This Agreement has been duly authorized, executed and delivered by each of the Issuers and each of the Subsidiary Guarantors and constitutes a valid and binding obligation of each of the Issuers and each of the Subsidiary Guarantors, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (j) The Indenture has been duly authorized by each of the Issuers and each of the Subsidiary Guarantors and, on the Closing Date, will have been validly executed and delivered by each of the Issuers and each of the Subsidiary Guarantors and will be a valid and binding agreement of each of the Issuers and each of the Subsidiary Guarantors, enforceable against each of the Issuers and each of the Subsidiary Guarantors in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

         (k) The Series A Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by each of the Issuers. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuers, enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

         (l) On the Closing Date, the Series B Notes will have been duly authorized by each of the Issuers. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (m) The Series A Guarantee to be endorsed on the Series A Notes by each Subsidiary Guarantor has been duly authorized by such Subsidiary Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Subsidiary Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Guarantee of each Subsidiary Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Series A Guarantees to be endorsed on the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

         (n) The Series B Guarantee to be endorsed on the Series B Notes by each Subsidiary Guarantor has been duly authorized by such Subsidiary Guarantor and, when issued, will have been duly executed and delivered by each such Subsidiary Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Guarantee of each Subsidiary Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Series B Notes are issued, authenticated and delivered, the Series B Guarantees to be endorsed on the Series B Notes will conform as to legal matters to the description thereof in the Offering Memorandum.

         (o) The Registration Rights Agreement has been duly authorized by each of the Issuers and each of the Subsidiary Guarantors and, on the Closing Date, will have been duly executed and delivered by each of the Issuers and each of the Subsidiary Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of each of the Issuers and each of the Subsidiary Guarantors, enforceable against each of the Issuers and each of the Subsidiary Guarantors in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

         (p) Neither the Issuers nor any of their subsidiaries is in violation of its respective limited partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuers and their subsidiaries, taken as a whole, to which the Issuers or any of their subsidiaries is a party or by which the Issuers or any of their subsidiaries or their respective property is bound, except with respect to any such indenture, loan agreement, mortgage, lease or other agreement or instrument, any default which could reasonably be expected not to have a Material Adverse Effect.

         (q) The execution, delivery and performance of this Agreement and the other Operative Documents by each of the Issuers and each of the Subsidiary Guarantors, compliance by each of the Issuers and each of the Subsidiary Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby did not and will not (i) require any consent, approval, authorization, filing with or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or, with respect to the proposed offer to exchange the Exchange Notes for the Notes, the federal securities laws), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the limited partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document of the Partnership or any of its Restricted Subsidiaries or El Paso Finance (collectively, the "Organizational Documents") or any existing indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Partnership and its Restricted Subsidiaries and El Paso Finance, taken as a whole, to which the Partnership or any of its Restricted Subsidiaries or El Paso Finance is a party or by which the Partnership or any of its Restricted Subsidiaries or El Paso Finance or their respective property is bound, (iii) violate or conflict with any applicable existing law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Partnership or any of its Restricted Subsidiaries or El Paso Finance or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any existing agreement or instrument to which the Partnership or any of its Restricted Subsidiaries or El Paso Finance is a party or by which the Partnership or any of its Restricted Subsidiaries or El Paso Finance or their respective property is bound or (v) result in the termination, suspension or revocation of any existing Authorization (as defined below) of the Partnership or any of its Restricted Subsidiaries or El Paso Finance, or result in any other impairment of the rights of the holder of any such Authorization, except (other than in the case of clause (ii) above with respect to Organizational Documents) to the extent they could reasonably be expected not to have a Material Adverse Effect.

         (r) No action, suit or governmental proceedings by or before any court or governmental agency, authority or body is pending or, to our knowledge, threatened to which the Partnership or any of its Restricted Subsidiaries or El Paso Finance is or could be a party or to which any of their respective property is or could be subject, except for such proceedings which, singly or in the aggregate, could reasonably be expected not to result in a Material Adverse Effect and except as set forth in the Offering Memorandum.

         (s) The Partnership, its Restricted Subsidiaries and El Paso Finance are (i) in compliance with any and all foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under the Environmental Laws, in the case of (i) through (iii), except where such non-compliance or liability, singly or in the aggregate, could reasonably be expected not to result in a Material Adverse Effect. None of the Partnership, its Restricted Subsidiaries or El Paso Finance has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"). The Partnership, its Restricted Subsidiaries and El Paso Finance are not in violation of any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, could reasonably be expected not to result in a Material Adverse Effect.

         (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         (u) Each of the Partnership and its Restricted Subsidiaries and El Paso Finance has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice could, singly or in the aggregate, reasonably be expected not to have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Partnership and its Restricted Subsidiaries and El Paso Finance is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Partnership or any of its Restricted Subsidiaries or El Paso Finance; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction could, singly or in the aggregate, reasonably be expected not to have a Material Adverse Effect.

         (v) Each of the Partnership and its Restricted Subsidiaries and El Paso Finance owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the lack of ownership or leasing would not, individually or in the aggregate, have a Material Adverse Effect.

         (w) Each of the Partnership and its Restricted Subsidiaries and El Paso Finance has, or at the Closing Date will have, such consents, easements, rights-of-way or licenses from any person ("rights-of-way") as are necessary to conduct its business in the manner described in the Offering Memorandum, subject to such qualifications as may be set forth in the

         Offering Memorandum and except for such rights-of-way which, if not obtained, could, singly or in the aggregate, reasonably be expected not to have a Material Adverse Effect; each of the Partnership and its subsidiaries and El Paso Finance has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that could reasonably be expected not to have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Offering Memorandum; and except as described in the Offering Memorandum, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership and its subsidiaries and El Paso Finance considered as a whole.

         (x) The accountants, PricewaterhouseCoopers LLP, that have certified financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Issuers, the Subsidiary Guarantors and Poseidon Oil Pipeline Company, L.L.C., as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Act.

         (y) The historical financial statements, together with related schedules and notes, forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Partnership and its subsidiaries (including El Paso Finance) on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Partnership and El Paso Finance.

         (z) The pro forma financial statements included in the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Partnership and its subsidiaries and El Paso Finance and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical transactions described therein; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-3 under the Act. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

         (aa) Neither of the Issuers nor any of the Partnership's Restricted Subsidiaries is or, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, neither of the Issuers, will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended or a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

         (bb) There are no contracts, agreements or understandings between the Issuers or any Subsidiary Guarantor, on the one hand, and any person, on the other hand, granting such person the right to require the Issuers or such Subsidiary Guarantor to file a registration statement under the Act with respect to any securities of the Issuers or such Subsidiary Guarantor other than the rights (i) of the General Partner and its affiliates in Section 6.14 of the Partnership Agreement and in the registration rights agreement executed in connection with the November 2002 acquisition by the Partnership of the San Juan assets (the "Series C RRA"); (ii) of EPEC Deepwater Gathering Company ("EPEC") and its successors pursuant to a registration rights agreement between EPEC and the Partnership executed in connection with the acquisition by the Partnership of an additional interest in Viosca Knoll Gathering Company; (iii) of Crystal Gas Storage, Inc. pursuant to the registration rights agreement between Crystal Gas Storage, Inc. and the Partnership which was executed in connection with the acquisition by the Partnership of the Crystal storage facilities; provided, however, that with respect to (i), (ii) and (iii) above, the General Partner, EPEC, Sabine I, Sabine II and Crystal Gas Storage, Inc. have agreed not to exercise their rights with respect to such securities in connection with the offering of the Notes for 90 days hereafter pursuant to letter agreements of even date herewith; (iv) granted under the Credit Facility, EPN Holding Term Loan, the San Juan Acquisition Loan and related agreements; and (v) granted under the Registration Rights Agreement. There are no contracts, agreements or understandings between the Issuers or any Subsidiary Guarantor, on the one hand, and any person, on the other hand, granting such person the right to require the Issuers or such Subsidiary Guarantor to include such securities with the Notes and Guarantees registered pursuant to any Registration Statement, other than the rights of the General Partner and its affiliates in Section 6.14 of the Partnership Agreement (which rights have been waived in connection with any Registration Statement filed pursuant to the Registration Rights Agreement).

         (cc) Neither the Partnership nor any of its subsidiaries nor El Paso Finance nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

         (dd) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Issuers or any Subsidiary Guarantor that it is considering imposing) any condition (financial or otherwise) on the Issuers' or any Subsidiary Guarantor's retaining any rating assigned to the Issuers or any Subsidiary Guarantor, any securities of the Issuer or any Subsidiary Guarantor or (ii) has indicated to the Issuers or any Subsidiary Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Issuers, any Subsidiary Guarantor or any securities of the Issuers or any Subsidiary Guarantor, other than, in the case of this cause (ii), any such downgrading, suspension, withdrawal, review or change that has been publicly announced by such organization as of the time of the execution of this Agreement.

         (ee) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Partnership and its subsidiaries and El Paso Finance, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock, limited liability company interests or partnership units, as applicable, or in the long-term debt of the Partnership or any of its subsidiaries or El Paso Finance and (iii) neither the Partnership, any of its subsidiaries nor El Paso Finance has incurred any material liability or obligation, direct or contingent.

         (ff) The Offering Memorandum, as of its date, contains all the information specified in, and meets all of the requirements of, Rule 144A(d)(4) under the Act.

         (gg) The Offering Memorandum, as of its date, contains all of the information specified in, and complies in all material respects with, the applicable requirements of the Act as if such document were filed using a registration statement on Form S-3.

         (hh) Upon execution and delivery by the parties thereto, the Indenture will comply as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the initial placement of the Series A Notes by the Initial Purchasers in the manner contemplated by the Offering Memorandum pursuant to Exempt Resales to qualify the Indenture under the TIA.

         (ii) The statements under the captions "Description of Notes," "Description of Other Indebtedness," "United States Federal Income and Estate Tax Considerations" and "Plan of Distribution" in the Offering Memorandum, insofar as such statements purport to constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

         (jj) When the Series A Notes and the Series A Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Series A Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Issuers or the Subsidiary Guarantors that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

         (kk) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Issuers, the Subsidiary Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Issuers and the Subsidiary Guarantors make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Issuers within the six-month period immediately prior to the date hereof.

         (ll) None of the Issuers, the Subsidiary Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers and the Subsidiary Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Notes or the Series A Guarantees.

         (mm) The Issuers, the Subsidiary Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers and the Subsidiary Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Regulation S.

         (nn) The Partnership is a "reporting issuer," as defined in Rule 902 under the Act.

         (oo) The Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

         (pp) The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

         (qq) No registration under the Act of the Series A Notes or the Series A Guarantees is required for the sale of the Series A Notes and the Series A Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

         (rr) Each certificate signed by any officer of the Issuers or any Subsidiary Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Issuers or such Subsidiary Guarantor to the Initial Purchasers as to the matters covered thereby.

         (ss) Except as otherwise set forth in the Offering Memorandum or such as are not material to the business, prospects, financial condition or results of operations of the Partnership and its subsidiaries (taken as a whole), and except for liens created by operation and maintenance agreements, space lease agreements and other similar types of agreements ordinary and customary to the operations of the General Partner, the Partnership and its subsidiaries, the Partnership and the Subsidiary Guarantors have good and defensible title to their interests in their oil and gas properties.

         (tt) The information which was supplied by the Partnership to Netherland, Sewell & Associates, Inc. ("Netherland & Sewell"), independent petroleum engineers, for purposes of evaluating the oil and gas reserves of the Partnership and the Subsidiary Guarantors as of December 31, 2001, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices, as indicated in the letter of Netherland & Sewell dated January 28, 2002 (the "Netherland & Sewell Letter"); Netherland & Sewell was, as of the date of the Netherland & Sewell Letter, and is, as of the date hereof, independent with respect to the Partnership and the Subsidiary Guarantors; other than normal production of the reserves and intervening spot market product price fluctuations, the Partnership is not aware of any facts or circumstances that would result in a materially adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Offering Memorandum and as reflected in the Netherland & Sewell Letter and the reserve report referenced therein; estimates of such reserves and present values as described in the Offering Memorandum and reflected in the Netherland & Sewell Letter and the reserve report referenced therein comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

         (uu) The Partnership and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Partnership nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could reasonably be expected not to have a Material Adverse Effect;

         (vv) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Partnership or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Partnership or any of its subsidiaries, on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

         (ww) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Partnership or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Partnership or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Partnership or any of its subsidiaries, except in the case of clauses (i), (ii) and
         (iii) for such actions which, singly or in the aggregate, could reasonably be expected not to have a Material Adverse Effect. To the best knowledge of the Partnership, no collective bargaining organizing activities are taking place with respect to the Partnership or any of its subsidiaries.

         (xx) The Issuers and each of their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (yy) All material tax returns required to be filed by the Issuers and each of their subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Issuers or any of their subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to paid in connection with the execution and delivery of this Agreement or the issuance and sale of the Notes.

         (zz) All indebtedness of the Partnership that will be repaid with the proceeds of the issuance and sale of the Series A Notes was incurred, and the indebtedness represented by the Series A Notes is being incurred, for proper purposes and in good faith and each of the Issuers and the Subsidiary Guarantors was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) able to pay their respective debts as they mature.

         (aaa) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, or the issuance of the Series A Notes or the Series A Guarantees, or suspends the sale of the Series A Notes or the Series A Guarantees in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Issuers or any of their subsidiaries which would prevent or suspend the issuance or sale of the Series A Notes or the Series A Guarantees in any jurisdiction referred to in Section 5(e).

         The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Issuers and the Subsidiary Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to each of the Issuers and the Subsidiary Guarantors, and agrees that:

         (a) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes;

         (b) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (y) in offshore transactions in reliance upon Regulation S under the Act;

         (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

         (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (B) Regulation S Purchasers, in each case, that will be deemed to have agreed that (x) the Series A Notes purchased by them may be offered, resold, pledged or otherwise transferred, only (i) to the Partnership, El Paso Finance, or any subsidiary of the Partnership, (ii) in the United States to a person whom the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (iii) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (v) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (v) in accordance with any applicable securities laws of any state of the United States, and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing;

         (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes or the Series A Guarantees;

         (f) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions;

         (g) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act;

         (h) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any Memorandum relating to the Series A Notes, except such advertisements as are permitted by and include the statements required by Regulation S;

         (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(b) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to institutional accredited investors as defined in Rule 501(a)(1), (2), (3)
                  or (7) under the Securities Act, in transactions that are exempt from the registration requirements of the Securities
                  Act), and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."; and

         (j) Such initial purchaser:

                  (i) has not offered or sold and, prior to the date six months after the date of issuance of the Series A Notes, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

                  (ii) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 received by it in connection with the issue or sale of any Series A Notes in circumstances in which
                  Section 21(1) of the Financial Services and Markets Act 2000 does not apply to us or the guarantors; and

                  (iii) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Series A Notes in, from or otherwise involving the United Kingdom.

         Each Initial Purchaser acknowledges that the Issuers and the Subsidiary Guarantors and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Issuers and the Subsidiary Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

8.       Indemnification.

         (a) Each of the Issuers and each Subsidiary Guarantor agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers, their directors, affiliates, their officers and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto) or any information provided by the Issuers or any Subsidiary Guarantor to any holder or prospective purchaser of Series A Notes pursuant to
         Section 5(f), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers furnished in writing to the Issuers by such Initial Purchaser (and not with respect to the information provided by any other Initial Purchaser).

         (b) The Initial Purchasers agree, severally and not jointly, to indemnify and hold harmless the Issuers and the Subsidiary Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuers or the Subsidiary Guarantors, to the same extent as the foregoing indemnity from the Issuers and the Subsidiary Guarantors to the Initial Purchasers but only with reference to information relating to the Initial Purchaser furnished in writing to the Issuers by such Initial Purchaser expressly for use in the Offering Memorandum and not with respect to the information provided by any other Initial Purchaser.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by J.P. Morgan Securities

         Inc., in the case of the parties indemnified pursuant to Section 8(a), and by the Issuers, in the case of parties indemnified pursuant to
         Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Subsidiary Guarantors, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (after discounts and commissions received by the Initial Purchasers, but before deducting expenses) received by the Issuers, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Subsidiary Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Issuers and the Subsidiary Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation, even if the Initial Purchasers were treated as one entity for such purpose, or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which each Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

         (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9. Conditions of Initial Purchasers' Obligations. The obligations of each of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Issuers and the Subsidiary Guarantors contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, provided that the representations and warranties qualified by "materiality" shall be true and correct on the Closing Date;

         (b) On or after the date hereof, there shall not have occurred (i) any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that either does not indicate the direction of the possible change or indicates a negative change in, any rating of the Issuers or any Subsidiary Guarantor or any securities of the Issuers or any Subsidiary Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain or negative direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuers or any Subsidiary Guarantor or any securities of the Issuers or any

         Subsidiary Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed; (iv) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of J.P. Morgan Securities Inc., be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market; (v) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuers on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or
         (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of J.P. Morgan Securities Inc., the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

         (c) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Partnership and its subsidiaries and El Paso Finance, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock, limited liability company interests or partnership units, as applicable, or in the long-term debt of the Issuers or any of their subsidiaries and (iii) neither the Issuers nor any of their subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it or impracticable or inadvisable to proceed with the completion of the offering and sale and payment for market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum;

         (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the President or a Senior Vice President and the Chief Financial Officer of the Partnership and El Paso Finance and each of the Subsidiary Guarantors, confirming the matters set forth in Sections 6(cc), 9(a) and 9(b)(i), (ii) and (iii) and stating that each of the Issuers and the Subsidiary Guarantors has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date;

         (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Akin, Gump, Strauss,

         Hauer & Feld, L.L.P., counsel for the Issuers and the Subsidiary Guarantors, to the effect that:

                  (i) Each of the Partnership and its Restricted Subsidiaries (other than any business trust) and El Paso Finance, as applicable, has been duly formed or incorporated and is validly existing as a partnership, corporation or limited liability company and in good standing (other than any general partnership) under the laws of its jurisdiction of formation or incorporation and has the partnership, corporate or limited liability company power and authority to conduct its business and to own, lease and operate its properties, in each case as described in the Offering Memorandum;

                  (ii) Each of the Partnership and its Restricted Subsidiaries (other than general partnerships) and El Paso Finance, as applicable, is duly qualified or registered to do business as a foreign limited partnership, corporation, limited liability company or business trust, as the case may be, and, based solely on the various certificates from public officials of Texas, Louisiana, Mississippi, New Mexico, Massachusetts, Nevada and Alabama (the "Good Standing Certificates"), is in good standing as a foreign limited partnership, corporation, limited liability company or business trust authorized to do business in the respective jurisdictions listed on Schedule D hereto;

                  (iii) The General Partner has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its businesses; to own, lease and operate its properties; and to act as the general partner of the Partnership in all material respects as described in the Offering Memorandum. The General Partner is duly qualified and, based solely on the Good Standing Certificates, is in good standing as a foreign corporation authorized to do business in the jurisdictions listed on Schedule D hereto;

                  (iv) The General Partner is the sole general partner of the Partnership and owns (of record) a 1.0% general partner interest in the Partnership;

                  (v) the Series A Notes have been duly authorized by each of the Issuers and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuers, enforceable in accordance with their terms except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution (the "General Exceptions");

                  (vi) The Series A Guarantees have been duly authorized and, when the Series A Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Guarantees endorsed by the notations on the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Subsidiary Guarantors, enforceable in accordance with their terms except as may be limited by the General Exceptions;

                  (vii) The Series B Guarantees have been duly authorized and, when the Series B Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series B Guarantees endorsed by the notations on the Series B Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Subsidiary Guarantors, enforceable in accordance with their terms except as may be limited by the General Exceptions;

                  (viii) The Indenture has been duly authorized, executed and delivered by each of the Issuers and each Subsidiary Guarantor and is a valid and binding agreement of each of the Issuers and each Subsidiary Guarantor, enforceable against each of the Issuers and each Subsidiary Guarantor in accordance with its terms except as may be limited by the General Exceptions;

                  (ix) This Agreement has been duly authorized, executed and delivered by each of the Issuers and the Subsidiary Guarantors;

                  (x) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers and the Subsidiary Guarantors and is a valid and binding agreement of each of the Issuers and each Subsidiary Guarantor, enforceable against each of the Issuers and each Subsidiary Guarantor in accordance with its terms, except as may be limited by the General Exceptions;

                  (xi) The Series B Notes have been duly authorized by each of the Issuers;

                  (xii) The statements under the captions "Description of Notes," "Description of Other Indebtedness," "United States Federal Income and Estate Tax Considerations" and "Plan of Distribution" in the Offering Memorandum, insofar as such statements purport to constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

                  (xiii) To the knowledge of such counsel, neither the Partnership nor any of its Restricted Subsidiaries nor El Paso Finance is in violation of its respective partnership agreement, limited liability company agreement, charter or by-laws or other organizational documents, as applicable and, neither the Partnership nor any of its subsidiaries nor El Paso Finance is in default in the performance of any obligation, agreement, covenant or condition contained in any of the material agreements attached as exhibits to the Partnership's 2001 Annual Report on Form 10-K or any Current Report on Form 8-K or Quarterly Report on Form 10-Q filed since January 1, 2002 (the "Material Agreements");

                  (xiv) The execution, delivery and performance of this Agreement and the other Operative Documents by each of the Issuers and each of the Subsidiary Guarantors, the compliance by each of the Issuers and each of the Subsidiary Guarantors with all provisions hereof and thereof and the consummation by the Issuers and the Subsidiary Guarantors, of the transactions contemplated by this Agreement and the other Operative Documents will not, to the knowledge of such counsel, (i) require any consent, approval, authorization, filing with or other order of, or qualification with, any court or governmental body or agency (except (x) such as may be required under the securities or Blue Sky laws of the various states or, with respect to the proposed offer to exchange the Exchange Notes for the Notes, the federal securities laws or the TIA, (y) routine corporate, partnership and limited liability company filings required after the date thereof, and
                  (z) routine filings under the Exchange Act), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the partnership agreement, limited liability company agreement, charter or by-laws or other organizational documents, as applicable, of the Partnership or any of its Restricted Subsidiaries or El Paso Finance or any Material Agreement, or (iii) result in the imposition or creation of (or the obligation to create or impose) a Lien under any Material Agreement; and except that such counsel need express no opinion regarding antifraud provisions of federal or state securities or blue sky laws with respect to clause (i) of this paragraph (xiii);

                  (xv) Neither of the Issuers is and, after giving effect to the offering and sale of the Series A Notes, the application of the net proceeds thereof as described in the Offering Memorandum, neither of the Issuers will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xvi) To the knowledge of such counsel, there are no contracts, agreements or understandings between the Partnership, El Paso Finance, any Subsidiary Guarantor and any person granting such person the right to require the Partnership, El Paso Finance or such Subsidiary Guarantor to file a registration statement under the Act with respect to any securities of the Partnership, El Paso Finance or such Subsidiary Guarantor (other than the rights (i) of the General Partner and its affiliates in Section 6.14 of the Partnership Agreement and in the Series C RRA; (ii) of EPEC and its successors pursuant to a registration rights agreement between EPEC and the Partnership executed in connection with the acquisition by the Partnership of an additional interest in Viosca Knoll Gathering Company; (iii) of Crystal Gas Storage, Inc. pursuant to the registration rights agreement between Crystal Gas Storage, Inc. and the Partnership which was executed in connection with the acquisition by the Partnership of the Crystal storage facilities; provided, however, that with respect to
                  (i), (ii) and (iii) above, the General Partner, EPEC, Sabine I, Sabine II and Crystal Gas Storage, Inc. have agreed not to exercise their rights with respect to such securities in connection with the offering of the Notes for 90 days hereafter pursuant to letter agreements of even date herewith;
                  (iv) granted under the Credit Facility, the EPN Holding Term Loan, the San Juan Acquisition Loan and related agreements; and (v) granted under the Registration Rights Agreement); and to the knowledge of such counsel there are no contracts, agreements or understandings between the Partnership, El Paso Finance or any Subsidiary Guarantor and any person granting such person the right to require the Partnership, El Paso Finance or such Subsidiary Guarantor include such securities with the Notes and Guarantees registered pursuant to any Registration Statement other than the rights of the General Partner and its affiliates in Section 6.14 of the Partnership Agreement and in the Series C RRA (which rights have been waived in connection with any Registration Statement filed pursuant to the Registration Rights Agreement).

                  (xvii) The Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the initial placement of the Series A Notes by the Initial Purchasers in the manner contemplated by the Offering Memorandum pursuant to Exempt Resales to qualify the Indenture under the TIA (it being understood that such counsel need express no opinion as to any other offer or sale);

                  (xviii) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that (i) each Initial Purchaser is a QIB, or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement and (iii) the accuracy of the representations and agreements of each of the Issuers and the Subsidiary Guarantors set forth in Sections 5(f) and (k) and 6(dd), (gg), (hh), (jj), (kk), (ll) and (mm) of this Agreement;

                  (xix) The Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, complied as to form in all material respects with the applicable requirements of Rule 144A(d)(4) of the Act (it being understood that such counsel need express no opinion with respect to this paragraph (xix) regarding the financial statements and the notes thereto, oil and gas reserve information and the schedules and other financial data included in the Offering Memorandum);

                  (xx) A court applying Texas conflict of laws rules in a properly presented and argued case should give effect to the express choice of law provisions contained in the Operative Documents to the extent that such provisions provide that the laws of the State of New York are to govern issues under the Operative Documents.

         In addition, such counsel shall include a statement in such opinion letter to the effect that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Offering Memorandum, such counsel has participated in the preparation of the Offering Memorandum and any amendments or supplements thereto, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe that, as of the date of the Offering Memorandum or as of the Closing Date, the Offering Memorandum, as amended or supplemented, if applicable, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and notes thereto, oil and gas reserve information and the schedules and other financial data included in the Offering Memorandum).

         The opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. described in
         Section 9(e) above (i) may be subject to customary qualifications, assumptions and limitations and (ii) shall be rendered to you at the request of the Issuers and the Subsidiary Guarantors and shall so state therein.

         (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Gregory W. Jones, counsel for the Partnership, to the effect that: (i) except as set forth in the Offering Memorandum, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Partnership or any of its Restricted Subsidiaries or El Paso Finance is a party or to which any of their respective property is subject, except for those which, singly or in the aggregate, could reasonably be expected not to result in a Material Adverse Effect;

                  (ii) The execution, delivery and performance of this Agreement and the other Operative Documents by each of the Issuers and each of the Subsidiary Guarantors, the compliance by each of the Issuers and each of the Subsidiary Guarantors with all provisions hereof and thereof and the consummation by the Issuers and the Subsidiary Guarantors, of the transactions contemplated by this Agreement and the other Operative Documents will not, to the knowledge of such counsel, (i) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Partnership, any of its Restricted Subsidiaries or El Paso Finance or their respective property or (ii) result in the termination, suspension or revocation of any Authorization of the Partnership or any of its Restricted Subsidiaries or El Paso Finance or result in any other impairment of the rights of the holder of any such Authorization, except for those which, singly or in the aggregate, could reasonably be expected not to result in a Material Adverse Effect; and except that such counsel need express no opinion regarding antifraud provisions of federal or state securities or blue sky laws with respect to clause (i) of this paragraph (ii);

                  (iii) To the knowledge of such counsel, (A) each of the Partnership and its Restricted Subsidiaries and El Paso Finance has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice could, singly or in the aggregate, reasonably be expected not to have a Material Adverse Effect; (B) each such Authorization known to us is valid and in full force and effect and, to the knowledge of such counsel, each of the Partnership and its Restricted Subsidiaries and El Paso Finance is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; (C) no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization; and (D) such Authorizations contain no restrictions that are materially burdensome to the Partnership or any of its Restricted Subsidiaries or El Paso Finance; except in the case of (A) through (D) above those which could reasonably be expected not to, singly or in the aggregate, have a Material Adverse Effect; and

                  (iv) Neither the General Partner nor the Partnership is a "holding company" or, after giving effect to the offering and sale of the Series A Notes and the application of the proceeds thereof as described in the Offering Memorandum will be a "holding company," within the meaning of, or subject to regulation under, the Public Holding Utility Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

         (g) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Simpson Thacher & Bartlett, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

         (h) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers from PricewaterhouseCoopers LLP, independent public accountants, with respect to the financial statements of the Issuers and their subsidiaries, and certain financial information contained in the Offering Memorandum.

         (i) The Initial Purchasers shall have received, at the time of this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Netherland & Sewell.

         (j) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

         (k) The Issuers, the Subsidiary Guarantors and the Trustee shall have executed the Indenture.

         (l) The Issuers and the Subsidiary Guarantors shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Issuers and the Subsidiary Guarantors.

         (m) Neither the Issuers nor the Subsidiary Guarantors shall have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by each of the Issuers or the Subsidiary Guarantors, as the case may be, at or prior to the Closing Date.

10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Issuers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in any of the Initial Purchasers' judgment, is material and adverse and, in any of the Initial Purchasers' judgment, makes it impracticable or inadvisable to proceed with the completion of the offering and sale and payment for the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Issuers or any Subsidiary Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Issuers and their subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or

Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Issuers for purchase of such Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Issuers. In any such case which does not result in termination of this Agreement, either you or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

         This Agreement may be terminated at any time on or prior to the Closing Date by the Issuers by written notice to the Initial Purchasers if, there is a failure to obtain any consent or waiver under, or amendment of, the Credit Facility, that is required in order for the issuance of the Notes to not constitute a default thereunder.

11.      Miscellaneous.

         (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows:

                  (i)      if to the Issuers or any Subsidiary Guarantor, to:

                           El Paso Energy Partners, L.P.
                           4 Greenway Plaza
                           Houston, Texas 77046
                           Attention: Chief Financial Officer;

                           With a copy to (which shall not constitute notice):

                           Akin Gump Strauss Hauer & Feld, LLP
                           1900 Pennzoil Place, South Tower
                           711 Louisiana Street

                           Houston, Texas 77002
                           Attention: J. Vincent Kendrick

                  (ii)     if to the Initial Purchasers, to:

                           J.P. Morgan Securities Inc.
                           270 Park Avenue
                           New York, New York 10017
                           Attention: Lawrence Landry

         or in any case to such other address as the person to be notified may have requested in writing.

         (b) The respective indemnities, contribution agreements, representations, warranties and other statements of the Issuers, the Subsidiary Guarantors and the Initial Purchasers, set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Issuers, any Subsidiary Guarantor, the officers or directors of the Issuers or any Subsidiary Guarantor, or any person controlling the Issuers or any Subsidiary Guarantor, (ii) acceptance of the Series A Notes and payment for them hereunder and
         (iii) termination of this Agreement.

         (c) If for any reason the Series A Notes are not delivered by or on behalf of the Issuers as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Issuers and each Subsidiary Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Issuers shall be liable for all expenses which they have agreed to pay pursuant to Section 5(i) hereof. Each of the Issuers and each Subsidiary Guarantor also agrees, jointly and severally, to reimburse each of the Initial Purchasers and its officers, directors and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

         (d) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Partnership, El Paso Finance, the Subsidiary Guarantors, the Initial Purchasers, each of the Initial Purchasers' affiliates, directors and officers, any controlling persons referred to herein, the directors of the Issuers and the Subsidiary Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

         (e) This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         (f) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                            (Signatures Page Follows)

         Please confirm that the foregoing correctly sets forth the agreement among the Partnership, El Paso Finance, the Subsidiary Guarantors and the Initial Purchasers.

                             Very truly yours,

                             Issuers:

                             EL PASO ENERGY PARTNERS, L.P.

                             By: /s/ Keith Forman
                                 ----------------
                             Name: Keith Forman
                             Title: Vice President and Chief Financial Officer

                             EL PASO PARTNERS FINANCE CORPORATION

                             By: /s/ Keith Forman
                                 ----------------
                             Name: Keith Forman
                             Title: Vice President and Chief Financial Officer

                             Subsidiary Guarantors:

                  CRYSTAL HOLDING, L.L.C.*
                  CHACO LIQUIDS PLANT TRUST
                      By: EL PASO ENERGY PARTNERS OPERATING
                           COMPANY, L.L.C., in its capacity as trustee of the Chaco Liquids Plant Trust*
                  EL PASO ENERGY INTRASTATE, L.P.*
                  EL PASO ENERGY PARTNERS OIL TRANSPORT, L.L.C.*
                  EL PASO ENERGY PARTNERS OPERATING
                           COMPANY, L.L.C.*
                  EL PASO ENERGY WARWINK I COMPANY, L.P.*
                  EL PASO ENERGY WARWINK II COMPANY, L.P.*
                  EL PASO OFFSHORE GATHERING & TRANSMISSION, L.P.*
                  EL PASO SOUTH TEXAS, L.P.*
                  EPGT TEXAS PIPELINE, L.P.*
                  EPN ALABAMA INTRASTATE, L.L.C.*
                  EPN FIELD SERVICES, L.L.C.*
                  EPN GATHERING AND TREATING COMPANY, L.P.*
                  EPN GATHERING AND TREATING GP HOLDING, L.L.C.*
                  EPN GP HOLDING, L.L.C.*
                  EPN GP HOLDING I, L.L.C.*
                  EPN GULF COAST, L.P.*
                  EPN HOLDING COMPANY, L.P.*
                  EPN HOLDING COMPANY I, L.P.*
                  EPN NGL STORAGE, L.L.C.*
                  EPN PIPELINE GP HOLDING, L.L.C.*
                  FIRST RESERVE GAS, L.L.C.*
                  FLEXTREND DEVELOPMENT COMPANY, L.L.C.*
                  HATTIESBURG GAS STORAGE COMPANY*
                      By: FIRST RESERVE GAS, L.L.C., in its capacity as 50%
                          general partner of Hattiesburg Gas Storage Company*
                      By: HATTIESBURG INDUSTRIAL GAS SALES, L.L.C., in its
                          capacity as 50% general partner of Hattiesburg Gas Storage Company*
                  HATTIESBURG INDUSTRIAL GAS SALES, L.L.C.*
                  HIGH ISLAND OFFSHORE SYSTEM, L.L.C.
                      By:  EL PASO ENERGY PARTNERS, L.P.,
                           its sole member*
                  MANTA RAY GATHERING COMPANY, L.L.C.*
                  PETAL GAS STORAGE, L.L.C.*
                  POSEIDON PIPELINE COMPANY, L.L.C.*
                  WARWINK GATHERING AND TREATING COMPANY*
                      By: EL PASO ENERGY WARWINK I COMPANY, L.P., in its
                          capacity as 99% general partner of Warwink Gathering and Treating Company*

                      By: EL PASO ENERGY WARWINK II COMPANY, L.P., in its
                          capacity as 1% general partner of Warwink Gathering and Treating Company*

                  *By: /s/Keith Forman
                       ---------------
                  Name: Keith Forman
                  Title: Vice President and Chief Financial Officer

                  Initial Purchasers:

                  J.P. MORGAN SECURITIES INC.
                  GOLDMAN, SACHS & CO.
                  UBS WARBURG LLC
                  WACHOVIA SECURITIES, INC.

                  By: J.P. MORGAN SECURITIES INC.

                  By: /s/ Adam Bernard
                      ----------------
                  Title: Vice President

                                   SCHEDULE A

                              SUBSIDIARY GUARANTORS

Chaco Liquids Plant Trust
Crystal Holding, L.L.C.
El Paso Energy Intrastate, L.P.
El Paso Energy Partners Oil Transport, L.L.C.
El Paso Energy Partners Operating Company, L.L.C
El Paso Energy Warwink I Company, L.P.
El Paso Energy Warwink II Company, L.P.
El Paso Offshore Gathering & Transmission, L.P.
El Paso South Texas, L.P.
EPGT Texas Pipeline, L.P.
EPN Alabama Intrastate, L.L.C.
EPN Field Services, L.L.C.
EPN Gathering and Treating Company, L.P.
EPN Gathering and Treating GP Holding, L.L.C.
EPN GP Holding, L.L.C.
EPN GP Holding I, L.L.C.
EPN Gulf Coast, L.P.
EPN Holding Company, L.P.
EPN Holding Company I, L.P.
EPN NGL Storage, L.L.C.
EPN Pipeline GP Holding, L.L.C.
First Reserve Gas, L.L.C.
Flextrend Development Company, L.L.C.
Hattiesburg Gas Storage Company
Hattiesburg Industrial Gas Sales, L.L.C.
High Island Offshore System, L.L.C.
Manta Ray Gathering Company, L.L.C.
Petal Gas Storage, L.L.C.
Poseidon Pipeline Company, L.L.C.
Warwink Gathering and Treating Company

                               Schedule A - Page 1

                                   SCHEDULE B

                                                            Principal Amount
              Initial Purchaser                                 of Notes
              -----------------                             ----------------
J.P. Morgan Securities Inc.............................      $  85,000,000
Goldman, Sachs & Co....................................         85,000,000
UBS Warburg LLC........................................         85,000,000
Wachovia Securities, Inc...............................         45,000,000

Total..................................................      $ 300,000,000
                                                             =============

                               Schedule B - Page 1

                                   SCHEDULE C

                                                                        JURISDICTION OF
                   ENTITY NAME                                             FORMATION                    OWNERSHIP
                   -----------                                          ---------------                 ---------
Chaco Liquids Plant Trust                                                Massachusetts                     100%
Crystal Holding, L.L.C.                                                       Delaware                     100%
El Paso Energy Intrastate, L.P.                                               Delaware                     100%
El Paso Energy Partners Oil Transport, L.L.C.                                 Delaware                     100%
El Paso Energy Partners Operating Company, L.L.C.                             Delaware                     100%
El Paso Energy Warwink I Company, L.P.                                        Delaware                     100%
El Paso Energy Warwink II Company, L.P.                                       Delaware                     100%
El Paso Offshore Gathering and Transmission, L.P.                             Delaware                     100%
El Paso South Texas, L.P.                                                     Delaware                     100%
EPGT Texas Pipeline, L.P.                                                     Delaware                     100%
EPN Alabama Intrastate, L.L.C.                                                Delaware                     100%
EPN Field Services, L.L.C.                                                    Delaware                     100%
EPN Gathering and Treating Company, L.P.                                      Delaware                     100%
EPN Gathering and Treating GP Holding, L.L.C.                                 Delaware                     100%
EPN GP Holding, L.L.C.                                                        Delaware                     100%
EPN GP Holding I, L.L.C.                                                      Delaware                     100%
EPN Gulf Coast, L.P.                                                          Delaware                     100%
EPN Holding Company, L.P.                                                     Delaware                     100%
EPN Holding Company I, L.P.                                                   Delaware                     100%
EPN NGL Storage, L.L.C.                                                       Delaware                     100%
EPN Pipeline GP Holding, L.L.C.                                               Delaware                     100%
First Reserve Gas, L.L.C.                                                     Delaware                     100%
Flextrend Development Company, L.L.C.                                         Delaware                     100%
Hattiesburg Gas Storage Company                                               Delaware                     100%
Hattiesburg Industrial Gas Sales, L.L.C.                                      Delaware                     100%
High Island Offshore System, L.L.C.                                           Delaware                     100%
Manta Ray Gathering Company, L.L.C.                                           Delaware                     100%
Petal Gas Storage, L.L.C.                                                     Delaware                     100%
Poseidon Pipeline Company, L.L.C.                                             Delaware                     100%
Warwink Gathering and Treating Company                                           Texas                     100%

                               Schedule C - Page 1

                                   SCHEDULE D

                                                               JURISDICTION OF          FOREIGN QUALIFICATION
                 ENTITY NAME                                      FORMATION                 JURISDICTIONS
                 -----------                                   ---------------        -----------------------
El Paso Energy Partners, L.P.                                   Delaware              Texas, Louisiana
El Paso Energy Partners Company                                 Delaware              Texas, Louisiana
Chaco Liquids Plant Trust                                       Massachusetts         --
Crystal Holding, L.L.C.                                         Delaware              --
El Paso Energy Intrastate, L.P.                                 Delaware              Texas, Louisiana
El Paso Energy Partners Finance Corporation                     Delaware              Texas
El Paso Energy Partners Oil Transport, L.L.C.                   Delaware              Texas, Louisiana, Alabama
El Paso Energy Partners Operating Company, L.L.C.               Delaware              Texas, Louisiana,
                                                                                      Massachusetts, New Mexico
El Paso Energy Warwink I Company, L.P.                          Delaware              Texas
El Paso Energy Warwink II Company, L.P.                         Delaware              Texas
El Paso Offshore Gathering & Transmission, L.P.                 Delaware              Texas
El Paso South Texas, L.P.                                       Delaware              Texas
EPGT Texas Pipeline, L.P.                                       Delaware              Texas
EPN Alabama Intrastate, L.L.C.                                  Delaware              --
EPN Field Services, L.L.C.                                      Delaware              Texas, Louisiana, New
                                                                                      Mexico
EPN Gathering and Treating Company, L.P.                        Delaware              Texas, New Mexico
EPN Gathering and Treating GP Holding, L.L.C.                   Delaware              Texas
EPN GP Holding, L.L.C.                                          Delaware              Texas
EPN GP Holding I, L.L.C.                                        Delaware              Texas
EPN Gulf Coast, L.P.                                            Delaware              Texas, Louisiana,
                                                                                      Alabama, New Mexico
EPN Holding Company, L.P.                                       Delaware              Texas
EPN Holding Company I, L.P.                                     Delaware              Texas
EPN NGL Storage, L.L.C.                                         Delaware              Mississippi, Nevada
EPN Pipeline GP Holding, L.L.C.                                 Delaware              Texas
First Reserve Gas, L.L.C.                                       Delaware              Mississippi
Flextrend Development Company, L.L.C.                           Delaware              Texas, Louisiana,
                                                                                      Alabama
Hattiesburg Gas Storage Company                                 Delaware              --
Hattiesburg Industrial Gas Sales, L.L.C.                        Delaware              Mississippi
High Island Offshore System, L.L.C.                             Delaware              Texas, Louisiana

                               Schedule D - Page 1

Manta Ray Gathering Company, L.L.C.                             Delaware              Texas, Louisiana
Petal Gas Storage, L.L.C.                                       Delaware              Mississippi
Poseidon Pipeline Company, L.L.C.                               Delaware              Texas
Warwink Gathering and Treating Company                          Texas                 --

                               Schedule D - Page 2

                                    EXHIBIT A

Registration Rights Agreement